UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 20, 2007

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 20, 2007, Hornbeck Offshore Services, Inc., or the Company, entered into a definitive Asset Purchase Agreement with certain affiliates of Nabors Industries Ltd., or Nabors, to acquire 20 offshore supply vessels, or OSVs, and their related business, or the Sea Mar Fleet, for cash consideration of $186.0 million, plus the cost of any fuel inventory on such vessels. The Sea Mar Fleet is comprised of ten 200 class DP-1 new generation OSVs and ten conventional OSVs.

The Company has also agreed to purchase one 285-foot DP-2 new generation OSV currently under construction at a domestic shipyard with an anticipated fourth quarter 2008 delivery. The expected cost of this newbuild vessel, prior to allocation of construction period interest, is approximately $34.0 million, of which about $7.3 million will be paid to Nabors at closing (which includes $3 million paid as transaction consideration for the newbuild vessel).

All of the vessels to be acquired by the Company are U.S. flagged and qualify for U.S. coastwise trade under the “Jones Act” except for one of the conventional vessels, which is foreign-flagged. In addition, under a separate agreement and effective upon closing, the Company will manage five Nabors-owned Mexican flagged vessels currently operating offshore Mexico.

Closing is subject to customary conditions, including third party consents and regulatory approvals, and is expected to occur in early August 2007.

The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

On July 24, 2007, the Company issued a press release which announced the execution of the Asset Purchase Agreement. A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated July 20, 2007, by and among Nabors US Finance LLC, Nabors Well Services Co. (inclusive of its Sea Mar Division), Sea Mar Management LLC and Hornbeck Offshore Services, Inc. (Pursuant to Item 601(b) of Regulation S-K, certain Annexes, Exhibits and Schedules have been omitted from this Agreement. The Company will furnish a copy of any omitted Annexes, Exhibits and Schedules to the Securities and Exchange Commission upon request).

99.1	Press Release issued by Company on July 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: July 26, 2007	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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